Exhibit 99.1


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                    CARNIVAL CORPORATION AND STAR CRUISES PLC
                     REACH JOINT VENTURE AGREEMENT TO PURSUE
                         ACQUISITION OF NCL HOLDING ASA

            Agreement to mark the start of long-term global alliance
                            between Carnival and Star

           Creates satisfactory outcome to ownership structure of NCL for shareholders of all three organizations

                 NCL to benefit from experience and resources of
               two of the world's most successful cruise operators


         MIAMI (02/02/00) - Carnival Corporation (NYSE: CCL) and Star Cruises PLC (SES: STRC) today announced a joint venture agreement to pursue the acquisition of NCL Holding ASA (OSE: NCL). Under the agreement, Carnival will acquire a 40 percent stake in Arrasas Limited, Star's wholly owned subsidiary previously established to acquire NCL. Star will retain a 60 percent ownership of Arrasas. As a result of the agreement, Carnival's previously announced intention to purchase NCL shares at NOK 40 per share subject to the delivery to Carnival of a controlling interest in NCL by its board of directors is withdrawn. Carnival Corporation's cost to acquire the 40 percent stake in Arrasas will be based on a proportionate total of the costs resulting from Star's mandatory tender offer of NOK 35 per share for NCL. That offer will expire February 10, 2000, as scheduled. "We are delighted with this partnership which we anticipate will mark the start of a long-term global alliance between Carnival Corporation and Star Cruises," said Micky Arison, chairman and CEO of Carnival Corporation. "This agreement effectively creates an outcome to the ownership structure of NCL that should prove satisfactory to the shareholders of Carnival, Star and NCL," he added. Mr. K.T. Lim, chairman of Star Cruises, stated, "Star Cruises, 'the leading cruise line in Asia-Pacific,' is extremely pleased to be collaborating with Carnival Corporation, the world's largest, most successful cruise operator, on both the acquisition of NCL and, in the future, on a larger, global scale."

         Both parties anticipate that during the NCL extraordinary shareholders meeting scheduled for Feb. 4, 2000, in Oslo, Star will be successful in obtaining the required number of votes to elect its chosen board of directors and, therefore, gain control of the NCL board.

         Completion of the agreement is conditioned upon receipt of all corporate, regulatory and government approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. No assurances can be given that the foregoing conditions will be satisfied or that the transaction will be finalized.

         Carnival Corporation is comprised of Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Holland America Line, Windstar Cruises, Cunard Line Limited, which operates the Cunard and Seabourn cruise brands, and interests in Costa Cruises and Airtours plc. Combined, Carnival Corporation's various brands operate 45 ships in the Caribbean, Alaska, Europe and other worldwide destinations.

         Star Cruises is the "leading cruise line in Asia-Pacific" with a fleet of nine ships operating in Singapore, Malaysia, Thailand, Hong Kong, China, Vietnam, Taiwan, Japan and Korea.

                                       ###

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NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of Carnival Corporation to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions; increases in cruise industry capacity and competition; changes in tax and other laws and regulations affecting Carnival and other factors which are described in further detail in Carnival's filings with the Securities and Exchange Commission.

CONTACT: Tim Gallagher or Jennifer de la Cruz, Carnival Corporation, 800-438-6744, ext. 16000 or 305-599-2600, ext. 16000
                  tgallagher@carnival.com or jdelacruz@carnival.com
                  -----------------------

                  Jane Poh, Star Cruises PLC
                  603-309-2488
                  sjpoh@starcruises.com.my